UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 25, 2008
Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Commonwealth of The Bahamas
(State or other Jurisdiction of Incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
Nassau, The Bahamas	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(242) 356-0006
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 25, 2008, Cosmetics Limited, a wholly owned subsidiary of Steiner Leisure Limited (the "Company"), entered into a supply agreement with Alban Muller International ("AMI") (the "AMI Agreement"). The AMI Agreement expires December 31, 2011 and has automatic five-year renewal terms, subject to cancellation by either party by providing six months' notice.

Among other things, the AMI Agreement provides for:

    AMI's agreement to create formulas and produce raw products (the "Products") for use and sale by the Company based on specifications provided by the Company, including with respect to the quantity of Products produced;

    AMI's agreement to subject the Products to pre-production testing;

    Company's agreement to further test the products as necessary to comply with the applicable laws and regulations of each country wherein the Products are to be sold;

    Restrictions on each of the Company's and AMI's use of confidential information of the other party during and after the term of the agreement.

The above summary of the AMI Agreement is qualified in its entirety by reference to the AMI Agreement, a copy of which is attached hereto as Exhibit 10.30 and which is incorporated herein by reference. A confidentiality request has been made with the Securities and Exchange Commission (the "Commission") with respect to the redacted portions of this copy of the AMI Agreement and a copy of the AMI Agreement, including the redacted portions, has been filed with the Commission.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
Exhibit Number	Description
10.30	Supply Agreement dated June 25, 2008 between Cosmetics Limited and Alban Muller International (confidential treatment requested).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEINER LEISURE LIMITED

Date: July 1, 2008	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer